EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Treasurer and Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES INCREASED
SALES AND EARNINGS FOR
SECOND QUARTER FISCAL 2012

MUSCATINE, Iowa (July 18, 2012) – HNI Corporation (NYSE: HNI) today announced sales for the second quarter ended June 30, 2012, of $480.4 million, an 11 percent increase from the prior year quarter, and net income of $7.0 million, a 51 percent increase from prior year quarter.  Net income per diluted share for the quarter was $0.15 or $0.17 on a non-GAAP basis when excluding restructuring and transition costs.

Second Quarter Summary Comments
"We executed well and delivered solid results for the second quarter.  Strong operational performance combined with growth investments drove sales increases and margin expansion across both segments.  Office furniture sales growth was led by continued double-digit increases in our supplies-driven business.  Our market leadership and strong performance in the new construction channel drove growth in our hearth business," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter	Three Months Ended
Dollars in millions except per share data	6/30/2012	7/02/2011	Percent Change
Net sales	$480.4	$432.8	11.0%
Gross margin	$165.1	$146.9	12.4%
Gross margin %	34.4%	33.9%
SG&A	$151.7	$136.7	11.0%
SG&A %	31.6%	31.6%
Operating income	$13.4	$10.3	30.1%
Operating income %	2.8%	2.4%
Net income attributable to HNI Corporation	$7.0	$4.7	50.8%

Earnings per share attributable to HNI Corporation – diluted	$0.15	$0.10	50.0%

Second Quarter Results
•	Consolidated net sales increased $47.6 million or 11.0 percent to $480.4 million. The acquisition of Sagus contributed $25.1 million of sales, or 5.8 percent of sales growth.
•
Gross margin was 0.5 percentage points higher than prior year quarter primarily due to higher volume, better price realization and lower material costs offset partially by unfavorable mix, impact of the acquisition of Sagus and higher restructuring and transition costs.

•
Total selling and administrative expenses, including restructuring charges, increased 11.0 percent due to volume related expenses, investments in growth initiatives, higher incentive-based compensation and impact of the acquisition of Sagus.

•
The Corporation's second quarter results included $1.0 million of restructuring and transition charges of which $0.3 million were included in cost of sales.  These included costs associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  The second quarter of 2011 included $0.5 million of restructuring costs.

Second Quarter – Non-GAAP Financial Measures
(Reconciled with most comparable GAAP financial measures)

Dollars in millions except per share data	Three Months Ended 6/30/2012			Three Months Ended 7/02/2011
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$165.1	$13.4	$0.15	$146.9	$10.3	$0.10
% of net sales	34.4%	2.8%		33.9%	2.4%

Restructuring and impairment	$0.2	$0.4	$0.01	-	$0.5	$0.01
Transition costs	$0.1	$0.6	$0.01	-	-	-

Results (non-GAAP)	$165.4	$14.4	$0.17	$146.9	$10.7	$0.11
% of net sales	34.4%	3.0%		33.9%	2.5%

Year-to-Date Results
Consolidated net sales for the first six months of 2012 increased $96.7 million, or 11.7 percent, to $925.6 million compared to $829.0 million in 2011.  The acquisition of Sagus contributed $40.4 million of sales, or 4.9 percent of sales growth.  Gross margin decreased to 33.7 percent compared to 34.0 percent last year.  Net income was $6.9 million compared to $2.9 million in 2011.  Earnings per share from continuing operations increased to $0.15 per diluted share compared to $0.06 per diluted share for the first six months of 2011.

Operating activities generated $5.7 million of cash during the first six months of 2012 compared to using $8.4 million of cash in the same period last year.  Capital expenditures during the first six months of 2012 were $25.1 million compared to $14.6 million during the same period in 2011.

Office Furniture
	Three Months Ended		Percent
Dollars in millions	6/30/2012	7/02/2011	Change
Sales	$418.6	$372.6	12.3%
Operating profit	$22.1	$17.9	23.5%
Operating profit %	5.3%	4.8%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	6/30/2012	7/02/2011	Change
Operating profit as reported (GAAP)	$22.1	$17.9	23.5%
% of Net Sales	5.3%	4.8%

Restructuring and impairment	$0.4	$0.4
Transition costs	$0.6	-

Operating profit (non-GAAP)	$23.1	$18.3	26.5%
% of Net Sales	5.5%	4.9%

•
Second quarter sales for the office furniture segment increased $45.9 million or 12.3 percent to $418.6 million driven by an increase in the supplies-driven channel.  The acquisition of Sagus contributed $25.1 million of sales, or 6.7 percent of sales growth.

•
Second quarter operating profit increased $4.2 million.  Operating profit was positively impacted by better price realization and lower input costs.  These were partially offset by unfavorable mix, investments in growth initiatives, higher incentive-based compensation and increased restructuring and impairment costs.

Hearth Products
	Three Months Ended		Percent
Dollars in millions	6/30/2012	7/02/2011	Change
Sales	$61.8	$60.2	2.8%
Operating profit (loss)	$0.9	$(1.0)	190.3%
Operating profit (loss) %	1.4%	-1.6%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	6/30/2012	7/02/2011	Change
Operating profit (loss) as reported (GAAP)	$0.9	$(1.0)	190.3%
% of Net Sales	1.4%	-1.6%

Restructuring and impairment	-	$0.1

Operating profit (loss) (non-GAAP)	$0.9	$(0.9)	195.2%
% of net sales	1.4%	-1.5%

•
Second quarter sales for the hearth products segment increased $1.7 million or 2.8 percent to $61.8 million driven by an increase in the new construction channel partially offset by a decline in the remodel/retrofit channel.

•
Second quarter operating profit increased $1.8 million.  Operating profit was positively impacted by increased volume, better price realization and lower material costs partially offset by investments in selling and growth initiatives.

Outlook
"I remain positive about our markets and our ability to grow sales and increase profits in 2012.  We continue to aggressively invest for long-term profitable growth, and I remain confident our investments are delivering long-term shareholder value.  Our businesses are strong, competitive and well-positioned in their markets, and the prospects for our businesses are encouraging," said Mr. Askren.

The Corporation estimates sales growth between 11 to 14 percent in the third quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of $0.65 to $0.70 for the third quarter, which excludes restructuring charges and transition costs.  For the full year, the Company is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.35 to $1.45, which excludes restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, July 19, 2012 at 10:00 a.m. (Central) to discuss second quarter 2012 results.  To participate, call 1-877-512-9166 – conference ID number 95367967.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, July 26, 2012, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 95367967.

Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges and transition costs.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-buring fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF®, Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, Heatilator®, Heat & Glo®, Quadra-Fire® and Harmon Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward Looking Statements
This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the third quarter of fiscal 2012 and for fiscal 2012.  In addition, forward looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net Sales	$480,400	$432,810	$925,612	$828,961
Cost of products sold	315,287	285,880	613,672	547,307
Gross profit	165,113	146,930	311,940	281,654
Selling and administrative expenses	151,455	136,197	295,189	268,610
Restructuring and impairment charges	292	463	1,189	1,853
Operating income	13,366	10,270	15,562	11,191
Interest income	276	110	455	243
Interest expense	2,909	3,033	5,523	6,622
Income before income taxes	10,733	7,347	10,494	4,812
Income taxes	3,835	2,744	3,749	2,006
Net income	6,898	4,603	6,745	2,806
Less: Net income (loss) attributable to the noncontrolling interest	(127)	(54)	(139)	(96)
Net income attributable to HNI Corporation	$7,025	$4,657	$6,884	$2,902
Net income attributable to HNI Corporation common shareholders – basic	$0.15	$0.10	$0.15	$0.06
Average number of common shares outstanding – basic	45,419,564	44,745,474	45,285,545	44,799,013
Net income attributable to HNI Corporation common shareholders – diluted	$0.15	$0.10	$0.15	$0.06
Average number of common shares outstanding – diluted	45,944,815	45,667,453	45,814,296	45,732,598

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and Shareholders' Equity	As of
(Dollars in thousands)	June 30, 2012	Dec. 31, 2011		June 30, 2012	Dec. 31, 2011
Cash and cash equivalents	$55,058	$72,812	Accounts payable and
Short-term investments	7,250	9,157	accrued expenses	$354,648	$358,290
Receivables	219,822	204,036	Note payable and current
Inventories	113,651	101,873	maturities of long-term debt	60,345	30,345
Deferred income taxes	18,226	18,797	Current maturities of other
Prepaid expenses and			long-term obligations	341	275
other current assets	34,218	27,365
Current assets	448,225	434,040	Current liabilities	415,334	388,910

			Long-term debt	150,173	150,200
			Capital lease obligations	286	340
			Other long-term liabilities	57,260	52,716
Property and equipment – net	227,641	229,727	Deferred income taxes	43,771	42,770
Goodwill	272,481	270,761
Other assets	127,291	119,730	Parent Company shareholders'
			equity	408,688	419,057
			Noncontrolling interest	126	265
			Shareholders' equity	408,814	419,322
			Total liabilities and
Total assets	$1,075,638	$1,054,258	shareholders' equity	$1,075,638	$1,054,258

Unaudited Condensed Consolidated Statement of Cash Flows
	Six Months Ended
(Dollars in thousands)	June 30, 2012	July 2, 2011
Net cash flows from (to) operating activities	$5,684	$(8,359)
Net cash flows from (to) investing activities:
Capital expenditures	(25,066)	(14,572)
Other	(651)	(1,533)
Net cash flows from (to) financing activities	2,279	(27,869)
Net increase (decrease) in cash and cash equivalents	(17,754)	(52,333)
Cash and cash equivalents at beginning of period	72,812	99,096
Cash and cash equivalents at end of period	$55,058	$46,763

Business Segment Data
	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales:
Office furniture	$418,562	$372,643	$797,166	$703,770
Hearth products	61,838	60,167	128,446	125,191
	$480,400	$432,810	$925,612	$828,961

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$22,350	$18,270	$31,102	$27,385
Restructuring and impairment charges	(292)	(412)	(1,189)	(1,434)
Office furniture – net	22,058	17,858	29,913	25,951
Hearth products
Operations before restructuring and impairment charges	857	(899)	1,989	(1,126)
Restructuring and impairment charges	-	(51)	-	(419)
Hearth products – net	857	(950)	1,989	(1,545)
Total operating profit	22,915	16,908	31,902	24,406
Unallocated corporate expense	(12,182)	(9,561)	(21,408)	(19,594)
Income before income taxes	$10,733	$7,347	$10,494	$4,812

Depreciation and amortization expense:
Office furniture	$8,320	$9,023	$16,881	$18,453
Hearth products	1,500	1,954	3,065	4,107
General corporate	716	637	1,411	1,202
	$10,536	$11,614	$21,357	$23,762

Capital expenditures:
Office furniture	$5,809	$7,599	$15,000	$11,234
Hearth products	577	541	953	1,005
General corporate	5,862	1,834	9,113	2,333
	$12,248	$9,974	$25,066	$14,572

			As of June 30, 2012	As of July 2, 2011
Identifiable assets:
Office furniture			$692,732	$629,014
Hearth products			263,380	270,126
General corporate			119,526	104,733
			$1,075,638	$1,003,873

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